UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2008

INDEPENDENT FILM DEVELOPMENT CORPORATION
(Name of small business issuer specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

190 N Canon Drive suite 420
Beverly Hills, CA  90210
(Address of principal executive offices)

(310) 275-0089
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

SIGNATURES

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2008, Patrick Peach, Sanford M. Passman, and Jonathan Brandstein were appointed independent directors of the Company.

Patrick Peach.  Patrick Peach started his entertainment career as a literary agent, and produced his first film at the age of 23.  As an independent producer, his credits include, Prey of the Chameleon, A Showtime world premiere in 1992, The Chinatown Connection, Big Bad John, Bitter Harvest, and the Glass Shield.  Through his own production company, Peach produced When the Bough Breaks (1993), Mother (1994) and Galaxis.  From 1994 through 1995, Peach served as Supervising Producer for Film Finances, Inc. on the completion of eight visual effects intensive Full Moon Entertainment, including Josh Kirby: Time Warrior, Pre Hysteria II, and The Wee Folk I &II.    In 1995, he produced Maximum Surge, an interactive game and movie for Digital Pictures/  In 1996 he produced Sticks and Stones for Hallmark Entertainment, co-produced, DNA, an HBO World Premeiere, and was Supervising Producer on Bombshell, a Sci-Fi Channel World Premiere.  He also produced Suicide Kings (1998) for Artisan Entertainment.  Since 1998, Peach has produced P.U.N.K.S., a Disney Original Picture, and worked on several films for Miramax, Lions Gate, and Dimension Films.  In 2000, he co-produced Highlander: Endgame, and worked for Miramax on Equilibrium and Imposter.  In 2001, as a result of his work on Project Greenlight, Peach produced Stolen Summer, released by Miramax in 2002.  Since then, he has co-produced the Theme Park Attraction, StarTrek Voyager: Borg Encounter, Outin Riley (2004), Icon (2004), Canes, and has worked on Cookers (2005), the Guardian (2006), and Nanking.  Peach also produces commercials for clients Renault, Volkswagen, Nickelodeon and Comedy Central.  He has studied entertainment law, film production; screenwriting, distribution, marketing and finance at UCLQ, USC, AFI and Writer’s Boot Camp.

Sanford M. Passman.  Mr. Passman has served as a member of the California Bar since 1977.  A well known litigator in Los Angeles, Passman’s practice concentrates heavily on entertainment law and securities litigation.  Passman served as a partner of Miracle Entertainment, Inc., a personal management for recording artists.  He founded Outpost Management, representing directors, writers and actors, produced The Big Knife, on stage, a theatrical motion picture, burning Down the House, an award winning musical documentary, Standing in the Shadows of Motown, and is a partner in Rimshot Management, a personal management firm representing musical artists.  He is also a founding partner of Tripartite LLC, an entity with various Internet business interests.

Jonathan Brandstein.  Mr. Brandstein has served as the manager of Morra, Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. (“MBST”), a leading manager of comedic talent and producer of motion pictures and television programming, and entered into long-term employment agreements with the principals of MBST, Larry Brezner, David Steinberg and Steve Tenenbaum, who continue to oversee the day-to-day operations of MBST.  MBST is a full service management company with a roster of more than 30 clients, representing an array of Oscar®, Tony®, Emmy® and Grammy® winning artists including Robin Williams, Billy Crystal and Woody Allen for more than 25 years each, jazz legend John Pizzarelli for more than 10 years, comedian Jim Norton and Emmy award winning director Bob Weide, each for more than 3 years. MBST also has had an advisory relationship with Alain Boublil, the author of the Tony® award winning Les Miserables, for more than 15 years. In addition to its management activities, MBST or its senior executives have been responsible for the production of numerous motion pictures and television productions over the years, including Arthur, Good Morning Vietnam, The Vanishing, The Greatest Game Ever Played and Match Point.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT FILM DEVELOPMENT CORPORATION

Date: April 22, 2008

By:

/s/ Jeff Ritchie

                Jeff Ritchie

               Chief Executive Officer, Chairman, Director